Exhibit 99.1

Sable Offshore Corp. Announces Completion of Redemption of Public Warrants

HOUSTON, NOVEMBER 6, 2024 — (BUSINESS WIRE)—Sable Offshore Corp. (NYSE: SOC, “Sable”, or the “Company”) today announced the results of its previously announced redemption of all of its outstanding publicly held warrants (the “Public Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

As of November 4, 2024 (the “Redemption Date”), approximately 99.8% of the Company’s outstanding Public Warrants were exercised by the holders thereof to purchase fully paid and non-assessable shares of Common Stock at an exercise price of $11.50 per share. As a result, holders of the Public Warrants received an aggregate of 15,957,820 shares of the Company’s Common Stock in exchange for $183.5 million in cash proceeds to the Company. All unexercised and outstanding Public Warrants as of 5:00 p.m. New York City time on the Redemption Date were redeemed at a price of $0.01 per Public Warrant and, as a result, no Public Warrants currently remain outstanding and the Public Warrants have ceased trading on the New York Stock Exchange. The private placement warrants and working capital warrants to purchase Common Stock that were issued under the Warrant Agreement and that are still held by the initial holders thereof or their permitted transferees were not subject to this redemption and remain outstanding.

About Sable

Sable Offshore Corp. is an independent oil and gas company, headquartered in Houston, Texas, focused on responsibly developing the Santa Ynez Unit in federal waters offshore California. The Sable team has extensive experience safely operating in California.

Forward Looking Statements

The information in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “could,” “should,” “will,” “ may,” “ believe,” “ anticipate,” “ intend,” “ estimate,” “expect,” “project,” “continue,” “plan,” forecast,” “predict,” “potential,” “future,” “outlook,” and “target,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements will contain such identifying words. These statements are based on the current beliefs and expectations of Sable’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Factors that could cause Sable’s actual results to differ materially from those described in the forward-looking statements include: the ability to recommence production of the Santa Ynez Unit assets and the cost and time required therefor; global economic conditions and inflation; increased operating costs; lack of availability of drilling and production equipment, supplies, services and qualified personnel; geographical concentration of operations; environmental and weather risks; regulatory changes and uncertainties; litigation, complaints and/or adverse publicity; privacy and data protection laws, privacy or data breaches, or loss of data; our ability to comply with laws and regulations applicable to our business; and other one-time events and other factors that can be found in Sable’s Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on the Securities and Exchange Commission’s website (www.sec.gov). Except as required by applicable law, Sable undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.

Disclaimers

Non-Producing Assets

The Santa Ynez Unit assets have not produced commercial quantities of hydrocarbons since such assets were shut in during May of 2015 when the only pipeline transporting hydrocarbons produced from such assets to market ceased operations. There can be no assurance that the necessary permits will be obtained that would allow the pipeline to recommence transportation and allow the assets to recommence production. If production is not recommenced by January 1, 2026, the terms of the asset acquisition with ExxonMobil Corporation would potentially result in the assets being reverted to ExxonMobil Corporation without any compensation to Sable therefor.

Investor Contact:

Harrison Breaud

Director, Finance & Investor Relations

IR@sableoffshore.com

713-579-8111